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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES

                                                           Jurisdiction of
                  Name                                     Incorporation             Ownership
                  ----                                     -------------             ---------
Integrated Surgical Systems BV                             Netherlands                  100%

Innovative Medical Machines International, S.A.            France                       100%

Innovative Medical Machines International, Inc.            Delaware                     100%

Marbella High Care BV                                      Netherlands                   22%